                                                     October 6, 1997

Board of Directors
Superior Supplements, Inc.
270 Oser Avenue
Hauppauge, New York 11788

                           Re:      Superior Supplements, Inc.
                                    Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel for Superior Supplements, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, under the Securities Act of 1933, relating to the public offering by a selling stockholder (the "Selling Securityholder") of of 2,350,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock") and 2,350,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants") (together, the "Selling Securityholder's Securities").

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, the Warrant Agreement and Unit Purchase Option, the forms of certificates representing the Common Stock and the Class A Warrants, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that:

         1. The shares of Common Stock and Class A Warrants included in the Selling Securityholder's Securities have been duly authorized, validly issued, fully paid and nonassessable; and, when sold in accordance with the Registration Statement will continue to be duly authorized,

Board of Directors
October 6, 1997
Page 2
--------------------------------------------------------------------------------

validly issued, fully paid and nonassessable.

         2. The shares of Common Stock issuable upon exercise of the Class A Warrants included in the Selling Securityholder's Securities have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Class A Warrants included in the Selling Securityholder's Securities, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  BERNSTEIN & WASSERMAN, LLP

B&W/jm